SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 28, 2003 (July 25, 2003)

Date of Report (Date of earliest event reported)

WESTAR ENERGY, INC.

(Exact name of registrant as specified in its charter)

Kansas	1-3523	48-0290150
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

818 South Kansas Avenue, Topeka, Kansas 66612

(Address of principal executive offices)

(785) 575-6300

(Registrant’s telephone number, including area code)

WESTAR ENERGY, INC.

Item 5.    Other Events

On July 25, 2003, the Kansas Corporation Commission (the “Commission”) issued an order approving a Stipulation and Agreement (the “Stipulation”) filed with the Commission on July 21, 2003 allowing us to proceed with our Debt Reduction and Restructuring Plan subject to the conditions set forth in the Stipulation. The Stipulation is attached as an exhibit to our Form 8-K filed July 22, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Westar Energy, Inc.

Date: July 28, 2003	By	/S/ MARK A. RUELLE

Mark A. Ruelle, Executive Vice President and Chief Financial Officer